Exhibit 99.1

Form 4 Joint Filer Information

Name:    Brian Potiker

Address:    c/o HSP Group, LLC, 433 N. Camden, Suite 810, Beverly Hills, CA 90210

Designated Filer:    SMP Investments I, LLC (“SMP”)

Issuer & Ticker Symbol:    First Physicians Capital Group, Inc. (TISG.OB)

Date of Event Requiring Statement:    October 30, 2009

Note: The securities of the issuer beneficially owned by SMP and reflected on this Form 4 may be deemed to be indirectly beneficially owned by Mr. Potiker, in his capacity as a manager of SMP with sole power to vote and dispose of such securities.

Signature:	/s/ Brian Potiker Brian Potiker